UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 9, 2005
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                              Global Signal Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                        001-32168                 65-0652634
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(State or other jurisdiction of        (Commission           (IRS Employer
       incorporation)                  File Number)        Identification No.)


  301 North Cattlemen Road, Suite 300, Sarasota, Florida             34232
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        (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886
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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -- Other Events

Item 8.01 Other Events

         On May 9, 2005, Global Signal Inc. announced that it closed its previously announced underwritten public offering of common stock. Global Signal Inc. issued and sold a total of 6,325,000 shares of its common stock, including 575,000 shares sold pursuant to the exercise by the underwriters of their over-allotment option, at a public offering price of $30.70 per share. Global Signal received net proceeds from the sale of such shares of approximately $183.0 million.

         A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release dated May 9, 2005

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GLOBAL SIGNAL INC.
                                         (Registrant)


                                         /s/ Greerson G. McMullen
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                                         Greerson G. McMullen
                                         Executive Vice President, General
                                         Counsel and Secretary

Date: May 9, 2005

                                 EXHIBIT INDEX

Exhibit Number        Exhibit
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99.1                  Press Release dated May 9, 2005